Exhibit 16.01

ROBERT E. LIST, CPA
STEWART J. REID, CPA
MICHAEL L. HANISKO, CPA
DAVID D.QUIMBY, CPA
KATHLYN M. ENGELHARDT, CPA
RENAE M. CLEVENGER, CPA
AMY L. RODRIGUEZ, CPA
SCOTT A. NIETZKE, CPA

WALTER G. WEINLANDER, CPA
ROY A. SCHAIRER, CPA
JAMES L. WHALEY, CPA
JEROME L. YANTZ, CPA
PHILIP T. SOUTHGATE, CPA
ROBERT J. DUYCK, CPA
1600 CENTER AVENUE
POST OFFICE BOX 775
BAY CITY, MI 48707-0775
989-893-5577
800-624-2400
FAX 989-895-5842
www.wf-cpas.com
wf@wf-cpas.com

OFFICES: BAY CITY, CLARE
GLADWIN AND WEST BRANCH
CERTIFIED PUBLIC ACCOUNTANTS
& CONSULTANTS
June 4, 2010
Securities and Exchange Commission
100 F Street, N.W.
Washington, D.C. 20549
Re: NxOpinion, LLC
We were previously the independent accounting firm for NxOpinion, LLC, a Nevada limited liability company (“NxOpinion”), and under the date of March 10, 2010, we reported on the consolidated financial statements of NxOpinion and its subsidiary as of and for the years ended December 31, 2009 and 2008. On June 3, 2010 our appointment as principal accountant was terminated due to the acquisition of NxOpinion by ASI Technology Corporation. We have read NxOpinion’s statements included under Item 4.01 of its Form 8-K dated June 4, 2010 and we agree with the statements concerning our Firm.
Very truly yours,

/s/ Weinlander Fitzhugh
Weinlander Fitzhugh
Certified Public Accountants and Consultants
ANNARBOR 29740-2 116288